UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

Reference is made to the information set forth under Item 5.02 of this Current Report on Form 8-K.  The disclosure contained in Item 5.02 and the information contained in Exhibit 10.31 attached hereto is hereby incorporated by reference in its entirety into this Item 1.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2012, the Company entered into a Separation Agreement with Michael A. Nahkunst relating to Mr. Nahkunst’s resignation from the Company effective January 30, 2012.  Pursuant to the terms of the Separation Agreement, Mr. Nahkunst will receive the sum of $16,500 as reimbursement for Mr. Nahkunst’s termination of his lease of a residential property in the Phoenix, AZ metropolitan area.  The Separation Agreement contains customary confidentiality provisions and a full release of any claims, known or unknown, that the parties may currently have against each other.  The Separation Agreement is attached hereto as Exhibit 10.31.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.31  Separation Agreement, dated February 6, 2012, between the Company and Michael Nahkunst.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012	KONA GRILL, INC.

	By:	/s/ Berke Bakay
Berke Bakay
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.31	Separation Agreement, dated February 6, 2012, between the Company and Michael Nahkunst.